                                   EXHIBIT 11
                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997



                                                                 Three Months Ended                Nine Months Ended
                                                                    September 30,                    September 30,
                                                            ------------      ------------      ------------    ------------
                                                                1998             1997              1998           1997
                                                            ------------      ------------      ------------    ------------
BASIC
  Weighted average shares outstanding                          12,935,000        9,812,000        11,969,000       9,342,000
                                                             ============     ============      ============    ============

  Net loss                                                   $ (2,149,930)      (2,408,878)       (5,864,310)     (5,499,410)
  Conversion discount on preferred stock                               --          (41,573)         (858,872)        (41,573)
  Preferred stock accretion and dividend requirements                  --               --        (2,751,953)        (13,350)
                                                             ============     ============      ============    ============
  Loss attributable to common shareholders                   $  2,149,930)       2,450,451)       (9,475,135)     (5,554,333)
                                                             ============     ============      ============    ============

  Basic loss per share                                       $      (0.17)           (0.25)            (0.79)          (0.59)
                                                             ============     ============       ===========    ============

DILUTED
  Weighted average shares outstanding                          12,935,000        9,812,000        11,969,000       9,342,000
                                                             ============     ============      ============    ============

  Net loss                                                   $ (2,149,930)      (2,408,878)       (5,864,310)     (5,499,410)
  Conversion discount on preferred stock                              --           (41,573)         (858,872)        (41,573)
  Preferred stock accretion and dividend requirements                 --                --        (2,751,953)        (13,350)
                                                             ============     ============      ============    ============
  Loss attribuble to common shareholders                     $  2,149,930)      (2,450,451)       (9,475,135)     (5,554,333)
                                                             ============     ============      ============    ============

  Diluted loss per share                                     $      (0.17)           (0.25)            (0.79)          (0.59)
                                                             ============     ============      ============    ============

  Additional Diluted Calculation:

  Loss attributable to common shareholders, above            $ (2,149,930)      (2,450,451)       (9,475,135)     (5,554,333)
                                                             ============     ============      ============    ============


  Additional adjustment to weighted average number of
   shares:
  Weighted average number of shares as adjusted per
   above                                                       12,935,000        9,812,000        11,969,000       9,342,000
  Dilutive effect of contingently issuable shares, stock
   options and convertible preferred stock                      4,407,000          867,000         1,913,000         403,000
                                                             ------------     ------------      ------------    ------------

  Weighted average number of shares, as adjusted               17,342,000       10,679,000        13,882,000       9,745,000
                                                             ============     ============      ============    ============

  Diluted loss per share, adjusted                            $     (0.12)           (0.23)            (0.68)          (0.57)
                                                             ============     ============      ============    ============




 (A)  - This  calculation  is submitted in accordance  with  Regulation S-K item
      601(b)(11) although it is contrary to paragraph 13-14 of SFAS 128 because it produces an anti-dilutive result.

